                                   FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                            Aztec Manufacturing Co.
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             (Exact name of registrant as specified in its charter)


        Texas                                       75-0948250
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(State of incorporation or organization)         (I.R.S. Employer
                                                  Identification No.)


 400 N. Tarrant St., Crowley, TX                        76036
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(Address of principal executive offices)              (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class       Name of each exchange on which
            to be so registered       each class is to be registered
            -------------------       ------------------------------

            Common Stock              New York Stock Exchange
            $1 Par Value


Securities to be registered to Section 12(g) of the Act:

                                      None
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                                (Title of Class)
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Item 1.  Description of Registrant's Securities
            to be Registered.
         --------------------------------------

            Common Stock, $1 Par Value
            --------------------------

          The capital stock of Aztec Manufacturing Co. (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $1 per share. Holders of Common Stock are entitled to one vote per share at all meetings of shareholders. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. Nor are there any redemption or sinking fund provisions and there is no liability to further calls or to assessments by the Registrant.


Item 2.  Exhibits
-------  --------

         1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Exchange.



                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      (Registrant)
                                      AZTEC MANUFACTURING CO.

                                      By: /s/ Dana L. Perry
                                      ---------------------
                                      Dana L. Perry
                                      Vice President of Finance
                                      and Chief Financial Officer,
                                      Assistant Secretary



Dated: 2-24-97
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